Exhibit 10(b)

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

               THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 20th day of December, 2006 between Rex Radio and Television, Inc., an Ohio corporation (the “Corporation”), and Stuart A. Rose (the “Employee”).

Recitals

               A. The Corporation and the Employee entered an Employment Agreement dated November 29, 2005 (the “Agreement”).

               B. The Corporation and the Employee desire to amend the terms and conditions of the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as enacted.

               NOW, THEREFORE, the Corporation and the Employee hereby amend the Agreement as follows:

1.            Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.            Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“Each twelve month period ending on January 31 during the Employment Period or any period of renewal provided for in Section 2.2 below shall be referred to as a “Performance Period.” For purposes of the Agreement, the Employment Period shall consist of two (2) Performance Periods: (i) the Performance Period ending January 31, 2007; and (ii) the Performance Period ending January 31, 2008.”

3.            Amendment to Section 4.2. Section 4.2(c) of the Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Subject to Section 6.3 below, the Corporation shall pay the Retail Bonus and Energy Investment Bonus (collectively, the “Bonus Payments”) to Employee during the calendar year in which the Performance Period ends.”

4.            Amendment to Section 6.3. Section 6.3 of the Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“6.3 Effect of Termination of Employment Without Cause On or Prior to January 31, 2007. In the event the Corporation terminates Employee’s employment on or prior to January 31, 2007 other than: (a) “For Cause” (as defined in Section 6.1); or (b) due to death or total disability as provided in Section 2.1, the Corporation shall pay Employee, in full satisfaction and complete discharge of all obligations and liabilities of the Corporation to Employee under this Agreement or otherwise: (i) the balance of his compensation under

Section 3.1 for the remainder of the Employment Period; plus (ii) all Bonus Payments for the remainder of the Employment Period, computed pursuant to Section 4.2 hereof. Employee shall be paid the balance of his compensation under Section 3.1 no less frequently than monthly, provided that the compensation that is to be paid to Employee for the six months immediately following termination shall be paid in a lump sum on the first business day of the seventh month following the date of termination. Employee shall be paid his Bonus Payments in two installments, the first installment being paid during the calendar year in which the Performance Period that includes the date of termination ends and the second installment being paid in the next following calendar year.”

5.            Amendment to Section 6.4. Section 6.4 of the Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Employee shall be paid his pro rata Bonus Payments during the calendar year in which the Performance Period that includes the date of termination ends.”

6.            Amendment to Section 6.5. Section 6.5 of the Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Employee shall be paid his pro rata Bonus Payments during the calendar year in which the Performance Period that includes the date of termination ends.”

7.            Amendment to Section 6.6. Section 6.6 of the Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Employee shall be paid his pro rata Bonus Payments during the calendar year in which the Performance Period that includes the date of termination ends.”

8.            Addition of Section 6.7. The Agreement is hereby amended and supplemented by adding a new Section 6.7 as follows:

“6.7 Effect of Termination of Employment Without Cause After January 31, 2007. In the event the Corporation terminates Employee’s employment after January 31, 2007 other than: (a) “For Cause” (as defined in Section 6.1); or (b) due to death or total disability as provided in Section 2.1, the Corporation shall pay Employee, in full satisfaction and complete discharge of all obligations and liabilities of the Corporation to Employee under this Agreement or otherwise: (i) the balance of his compensation under Section 3.1 for the remainder of the Employment Period or period of renewal; plus (ii) all Bonus Payments, for the remainder of the Employment Period or period of renewal, computed pursuant to Section 4.2 hereof. Employee shall be paid the balance of his compensation under Section 3.1 no less frequently than monthly, provided that the compensation that is to be paid to Employee for the six months immediately following termination shall be paid in a lump sum on the first business day of the seventh month following the date of termination. Employee shall be paid his Bonus Payments during the calendar year in which the Performance Period that includes the date of termination ends.”

9.            Effectiveness. This Amendment shall be effective as of the date first written above. Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

10.          Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

REX RADIO AND TELEVISION, INC. By:_____________________________________________________ Edward M. Kress, Secretary EMPLOYEE _______________________________________________________ Stuart A. Rose